UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 15, 2006

SI International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50080	52-2127278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12012 Sunset Hills Road 8th Floor Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:     (703) 234-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement.

On June 15, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of SI International, Inc. (the “Company”) reviewed and established executive base salary compensation ranges as well as individual base salary action for each of its executive officers.   Based upon the information presented, the Committee approved the following annual base salaries to take effect on July 1, 2006:

Name	Position	Annual Base Salary
S. Bradford Antle	President and Chief Executive Officer	$470,000
Ray J. Oleson	Executive Chairman	$330,000
Thomas E. Dunn	Executive Vice President, Chief Financial Officer and Treasurer	$366,000
P. Michael Becraft	Executive Vice President — Mission Services Group	$262,500
Harry D. Gatanas	Executive Vice President — Strategic Programs Group	$267,500
Marylynn Stowers	Executive Vice President — IT Solutions Group	$262,500
Thomas E. Lloyd	Vice President, Corporate Development	$187,000

The target bonus percentages for 2006 performance for each of the Company’s executive officers remain unchanged.

The above-referenced statements may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.  Expressions of future goals, financial information or reporting, and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.  These forward-looking statements may involve a number of risks and uncertainties, which are described in the Company’s filings with the Securities and Exchange Commission.  These risks and uncertainties include: changes in federal government (or other applicable) procurement laws, regulations, policies and budgets; and the important factors discussed in the Risk Factors section of the annual report on Form 10-K/A filed by the Company with the Securities and Exchange Commission and available directly from the Commission at www.sec.gov.  The actual results may differ materially from any forward-looking statements due to such risks and uncertainties.  The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SI International, Inc.

	By:	/s/ THOMAS E. DUNN
Thomas E. Dunn
Executive Vice President, Chief Financial Officer and Treasurer

Dated: June 21, 2006